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                          Hyperion Partners II L.P.
                    50 Charles Lindbergh Blvd., Suite 500
                          Uniondale, New York 11553


                                                                May 14, 1996

Mr. Joseph J. Raymond
17140 Coral Cove Way
Boca Raton, Florida 37496

Dear Joe:

          This will confirm that, subject to the satisfaction of the conditions described below, we (or our subsidiary) would be prepared to lend to you $1,100,000. The loan would be due in 364 days (or, if earlier, upon an event of default); would bear interest at a floating rate of 2% over the prime rate of The Bank of New York (or another major bank selected by us); and would be secured by an exclusive, first priority security interest in and pledge of 150,000 shares of the common stock of Transworld Home HealthCare, Inc. (the "Company").

          Our making of the loan would be subject to: (i) your execution of loan documentation in form and substance satisfactory to us; (ii) the loan complying with all applicable laws and regulations (you have represented to us in this regard that the loan would not be a "purpose loan" for purpose of Regulation G); (iii) there having occurred no material adverse change in your financial condition; and (iv) the expiration of the revocation period under your severance agreement with the Company of even date herewith (without you having exercised your right to revoke) and the receipt by the Company of the bank consent referred to in such severance agreement on or before May 31, 1996.


                                             Very truly yours,

                                             Hyperion Partners II L.P.

                                             By: Hyperion Ventures II L.P.,
                                                 its General Partner

                                             By: Hyperion Funding II Corp.,
                                                 its General Partner

                                             By: Scott A. Shay
                                                 Name: Scott A. Shay
                                                 Title: EVP